Exhibit 10.3(1)

AMENDMENT NUMBER ONE

TO THE

UPS SAVINGS PLAN

EFFECTIVE AS OF JANUARY 1, 1998

WHEREAS, The United Parcel Service (the “Company”) maintains the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998; and

WHEREAS, the Board reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, it is desired to further amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and

WHEREAS, this amendment is intended as a good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder; and

WHEREAS, except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Article I is amended effective as of August 1, 2002 to renumber Sections 1.13 to 1.54 as Sections 1.14 to 1.55, respectively, (and any internal Plan cross-references are amended accordingly) and to add a new Section 1.13 which reads as follows:

Section 1.13 Catch-Up Contributions—means a contribution to the Plan at the election of a Participant in accordance with Section 3.1(b) and Code § 414(v) that is not includible in gross income for federal income tax purposes solely by reason of the application of Code §401(k).

2. Section 1.16(c) is amended to read as follows:

(c) The annual Compensation of each Participant taken into account under the Plan shall not exceed $200,000 for Plan Years beginning on or after January 1, 2002, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B). For Plan Years beginning before January 1, 2002, the annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000 for Plan Years, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any Plan Year beginning in such calendar year. If a Plan Year consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12. The annual compensation limit does not apply for purposes of Section 5.2.

3. Article I is amended to renumber Sections 1.17 to 1.53 as Sections 1.18 to 1.54, respectively, (and any internal Plan cross-references are amended accordingly) and to add a new Section 1.17 which reads as follows:

Section 1.17 Disability - means a medically determinable physical or mental impairment as a result of which the Participant is disabled and qualified for disability benefits under (a) the United States Social Security Act, (b) a long term disability plan to which an Employer Company contributes for the Participant or (c) workers compensation laws.

4. The last paragraph of Section 1.18 (formerly Section 1.17) is amended to read as follows:

The annual Eligible Compensation of each Participant taken into account under the Plan shall not exceed $200,000 for Plan Years beginning on or after January 1, 2002, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B). For Plan Years beginning before January 1, 2002, the annual Eligible Compensation of each Participant taken into account under the Plan shall not exceed $150,000 for Plan Years, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any Plan Year beginning in such calendar year. If a Plan Year consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12. The annual compensation limit does not apply for purposes of Section 5.2.

For any Plan Year beginning on or after January 1, 1997, in determining the Compensation of an Eligible Employee, the family aggregation rules of former Code § 414(q)(6) shall not apply.

5. Section 1.50(a) (formerly Section 1.49(a)) is amended to read as follows:

(a)

(1) Effective as of January 1, 2002, the date on which an individual terminates employment with all Affiliates by reason of a voluntarily quit, retirement, death, period of Disability of more than 52 weeks, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) provided for periods before January 1, 2002, such separation constitutes a “separation from service” within the meaning of Code § 401(k) and for periods on or after January 1, 2002, such separation constitutes a “severance from employment” within the meaning of Code § 401(k); provided, however, that a “separation from employment” shall not occur with respect to any Participant as a result of a transaction if his or her new employer following the transaction agrees to assume this Plan or agrees to assume assets and liabilities of this Plan attributable to such Participant. A discharge will not be treated as a Separation from Service while a grievance is pending but, if the discharge is upheld, will be treated as a Separation from Service as of the date of the discharge.

(2) Effective before January 1, 2002 but on or after May 1, 2000, the date on which an individual terminates employment with all Affiliates by reason of a voluntarily quit, retirement, death, the end of a period of disability of more than 52 weeks at which time a physician certifies that the individual is currently disabled and unable to return to work for an Affiliate, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) provided for periods before January 1, 2002, such separation constitutes a “separation from service” within the meaning of Code § 401(k) and for periods on or after January 1, 2002, such separation constitutes a “severance from employment” within the meaning of Code § 401(k); provided, however, that a “separation from employment” shall not occur with respect to any Participant as a result of a transaction if his or her new employer following the transaction agrees to assume this Plan or agrees to assume assets and liabilities of this Plan attributable to such Participant. A discharge will not be treated as a Separation from Service while a grievance is pending but, if the discharge is upheld, will be treated as a Separation from Service as of the date of the discharge.

(3) Effective before May 1, 2000, the earlier of the date under Section 1.49(a)(1) or the date on which a 12-consecutive month period ends during which the individual did not perform an Hour of Service.

6. Section 3.1 is amended effective August 1, 2002 to read as follows:

Section 3.1 Pre-Tax Contributions.

(a) General. Subject to the rules and limitations in this Section 3 and in Section 5, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) may make Pre-Tax Contributions through authorizing the pretax payroll deduction of

(1) from 1% to 25% (for periods before August 1, 2002, from 1% to 17%) in 1% increments of his or her Eligible Compensation (excluding those items set forth in Section 3.l(a)(2),(3) and (4) below’) for each pay period;

(2) all or a part of his or her half month bonus;

(3) effective as of July 1, 2001, quarterly bonuses; and

(4) all or a part of his or her discretionary days pay off.

(b) Catch-Up Contributions. Effective as of August 1, 2002, subject to the rules and limitations in this Section 3 and in Section 5 except as otherwise provided, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) who will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions effective August 1, 2002, in 1% increments from 1% to 20% and, effective January 1, 2003, in 1% increments from 1% to 10% of his or her Eligible Compensation (excluding those items set forth in Section 3. 1(a)(2),(3) and (4)) and in accordance with, and subject to the limitations of, Code § 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.3, 3.4, 3.5, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.

(c) Puerto Rico. Subject to the rules and limitations in this Section 3 and in Section 5, each Participant who is an Eligible Employee employed in Puerto Rico may make Pre-Tax Contributions through authorizing the pre-tax payroll deduction of

(1) from 1% to 10% (in 1% increments) of his or her Eligible Compensation (including those items set forth in Section 3.1(c)(2),(3) and (4) below) for each pay period;

(2) all or a part of his or her half month bonus;

(3) effective as of July 1, 2001, quarterly bonuses; and

(4) all or a part of his or her discretionary days pay off.

Notwithstanding the foregoing, a Participant who is an Eligible Employee employed in Puerto Rico may not contribute total Pre-Tax Contributions under this Section 3.1(c) in excess of 10% of his or her Eligible Compensation.

An election under this Section 3.1(a), (b) or (c) must be made via VRU or in accordance with such other procedures prescribed by the Committee or its designee. A Participant may make an election to begin making Pre-Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant’s initial payroll deduction contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.3 or suspends his or her contributions in accordance with Section 3.4.

The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of Pre-Tax Contributions elected by any Participant who is a Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.4.

(d) Accounts. The Pre-Tax Contributions elected by a Participant under Sections 3.1(a), (b) and (c) will be credited to such Participant’s Pre-Tax Contribution Account.

7. Section 3.4(c) is amended effective for hardship withdrawals made after December 31, 2002 to read as follows:

(c) Hardship Withdrawal. A Participant will be treated as if he or she had elected to completely suspend all Pre-Tax and After-Tax Contributions for the 6-month period following a hardship withdrawal in accordance with Section 9.8(c), and a Participant who was not making any Pre-Tax or After-Tax Contributions at the time of the withdrawal will not be allowed to resume making Pre-Tax Contributions or After-Tax contributions for the 6-month period following a hardship withdrawal. Following the suspension, Participant may elect to resume making Pre-Tax Contributions and/or After-Tax Contributions in accordance with Section 3.1 or Section 3.2, respectively. With respect to a hardship withdrawal made before January 1, 2003, this provision shall be applied by substituting “12-month period” for “6-month period.”

8. Section 5.2(a) is amended effective for limitation years beginning after December 31, 2001 to read as follows:

(a) General Rule. The term “limitation year” as defined in Code § 415 and the corresponding regulations means the calendar year. Except to the extent permitted under Section 3.1(b) (Catch-Up Contributions), the total annual additions (as described in Section 5.2(b)) allocated to a Participant’s Account for any limitation year when added to the contributions that are treated as made on behalf of such Participant for such limitation year under the coordination rules in Section 5.2(c) will not exceed the lesser of:

(1) 100% (25% for limitation years before January 1, 2002) of the Participant’s Compensation for the limitation year;

(2) $40,000 ($30,000 for limitation years beginning after December 31, 1994 but before January 1, 2002) as adjusted for cost-of-living increases in accordance with Code § 415(d)), or

(3) such lesser amount as the Committee deems necessary or appropriate to satisfy the requirements of Code § 415 in light of Section 5.2(c) and the benefits, if any, accrued and the contributions, if any, made for such Participant under any other employee benefit plan maintained by an Affiliate.

If a short limitation year (less than 12 months) is created because of an amendment, the limitation described in (2) above will be prorated.

9. Section 5.5(c) is to read as follows:

(c) Multiple Use Limitation.

(1) For Plan Years beginning after January 1, 2002, the multiple use test described in Treas. Reg.1.401(m)-2 and Section 5.5(c)(2) below shall not apply.

(2) For Plan Years beginning before January 1, 2002, the ACPs of all Highly Compensated Employees will be reduced (beginning with the highest of such percentages) to the extent required under Code § 401(m) and the regulations issued under that section to prevent multiple use of the alternative test described in Code § 401(k)(3)(A)(ii)(II) and in Code § 401(m)(2)(A)(ii) in the same Plan Year. The reduction will be treated as an Excess Aggregate Contribution.

10. Section 9.1 is amended to read as follows:

Section 9.1 General. A Participant may request distribution of his or her Account when he or she has a Separation from Service and a Participant may request a withdrawal from his or her Account before a Separation from Service to the extent provided in Sections 9.8, 9.8A and 9.9.

11. Section 9.8(c)(3) is amended effective for hardship distributions made after December 31, 2002 to read as follows:

(3) Suspension of Contributions and Adjusted Limits. If any portion of the hardship withdrawal comes from the Participant’s Pre-Tax Account, the following restrictions apply to the extent applicable:

(i) For the six (6) month period following the date of the withdrawal, the Participant cannot make any Pre-Tax Contributions or After-Tax Contributions under this Plan or elective deferrals or employee contributions under any other plans maintained by the Employer and any of its Affiliates. For this purpose, “other plans” means all qualified and nonqualified plans of deferred compensation, including a stock option, stock purchase or other similar plan, but excluding a health or welfare benefit plan (even if it is part of a cafeteria plan described in Code § 125). With respect to a hardship withdrawal made before January 1, 2003, this provision shall be applied by substituting “12-month period” for “6-month period.”

(ii) For hardship withdrawals made before January 1, 2003, for the calendar year immediately following the calendar year in which the withdrawal occurs, the Participant’s Pre-Tax Contributions under this Plan and elective deferrals under all other plans maintained by the Affiliates cannot exceed the dollar limitation under Code § 402(g) for that calendar year (as described in Section 5.3) reduced by the amount of the Participant’s Pre-Tax Contributions and elective deferrals under those other plans for the calendar year in which the withdrawal occurs.

12. Article IX is amended to add a new Section 9.8A which follows Section 9.8 and precedes Section 9.9 and which reads as follows:

Section 9.8A Disability. A Participant who has been absent for more than 52 weeks on account of Disability (but who has not experienced a Separation from Service) and whose Disability continues through the date of withdrawal under this Section 9.8A may withdraw all or any portion of his or her Account at any time by submitting a request for withdrawal in accordance with the procedures adopted by the Committee for this purpose. Such withdrawal shall be subject to any additional restrictions, uniformly applied with respect to Participants similarly situated, as are prescribed by the Committee regarding the frequency and minimum amount of such withdrawal.

13. Section 9.12 is amended effective for distributions made after December 31, 2001 to read as follows:

Section 9.12 Eligible Rollover Distribution

(a) General. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.12, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution of two hundred dollars ($200) or more transferred to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) Definitions.

(1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more;

(ii) any distribution to the extent that distribution is required under Code § 401(a)(9);

(iii) any distribution of Pre-Tax Contributions or pre-tax contributions under a Merged Plan on account of hardship on or after January 1, 1999; and

(iv) effective for distributions made before January 1, 2002, the portion of any distribution that is not includible in gross income.

Effective for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion which consists of after-tax contributions may be paid only to an individual retirement annuity described in Code § 408(a) or Code § 408(b), or to a qualified defined contribution plan described in Code § 401(a) or Code § 403(a) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such portion which is not so includible.

(2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a) and, effective for distributions made after December 31, 2001, an annuity contract described in Code § 403(b) or an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan in order to be an Eligible Retirement Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

(3) Distributee. A Distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(4) Direct Rollover. A Direct Rollover is a payment by this Plan to the Eligible Retirement Plan specified by the Distributee.

(5) Additional Limitations. Notwithstanding the foregoing,

(i) if the Distributee elects to have his or her Eligible Rollover Distribution paid in part to him or her and paid in part as a Direct Rollover, the Direct Rollover must be in an amount of two hundred dollars ($200) or more; and

(ii) a Direct Rollover to more than one Eligible Retirement Plan will not be permitted.

14. Section 15.9 is amended to read as follows:

15.9 Top Heavy Plan.

(a) Determination. The Committee as of the last day of each Plan Year (the “determination date”) will determine the sum of the present value of the accrued benefits of “key employees” (as defined in Code § 416(i)(1)) and the sum of the present value of the accrued benefits of all other Employees in accordance with the rules set forth in Code § 416(g), or will take such other action as the Committee deems appropriate to conclude that no such determination is necessary under the circumstances. If the sum of the present value of the accrued benefits of such key employees exceeds sixty percent (60%) of the sum of the present value of the accrued benefits of all employees as of the determination date, this Plan will be “top-heavy” for the immediately following Plan Year. For purposes of this Section, the present value of the accrued benefit of each employee will be equal to the sum of

(1) the balance of the employee’s Account under this Plan (determined for this purpose as of the last day of each Plan Year, which is the “valuation date” for this Plan);

(2) the present value of the employee’s accrued benefit, if any, (determined as of the most recent valuation date occurring within a twelve (12)-month period ending on the determination date) under

(i) each qualified plan (as described in Code § 401(a)) maintained by an Affiliate (A) in which a key employee is a participant or (B) that enables any plan described in subclause (i) to meet the requirements of Code § 401(a)(4) or § 410 (the “required aggregation group”), and

(ii) each other qualified plan maintained by an Affiliate (other than a plan described in clause (a) that may be aggregated with this Plan and the plans described in clause (a), provided such aggregation group (including a plan described in this clause (b) continues to meet the requirements of Code § 401(a)(4) and § 410 (the “permissive aggregation group”); and

(3)

(i) for Plan Years beginning on or after January 1, 2002, the value of any withdrawals and distributions made from this Plan and the plans described in (2) above during the 1-year period ending on such determination date and the value of any contributions due under this Plan and the defined contribution plans described in (2) above but as yet unpaid as of such determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been required to be aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii) for Plan Years beginning before January 1, 2002, the value of any withdrawals and distributions made from this Plan and the plans described in (2) above during the 5 year period ending on such determination date and the value of any contributions due under this Plan and the defined contribution plans described in (2) above but as yet unpaid as of such determination date;

provided, however, effective for Plan Year beginning on or after January 1, 2002, the accrued benefit of any employee will be disregarded if such employee has not performed any services for any Affiliate at any time during the one (1) year period ending on the date as of which such determination is made and, effective for Plan Years beginning before January 1, 2002, the accrued benefit of any employee will be disregarded if such employee has not performed any services for any Affiliate at any time during the five (5) year period ending on the date as of which such determination is made.

(b) Special Top-Heavy Contribution. If the Committee determines that this Plan is “top-heavy” for any Plan Year, the following special rules will apply notwithstanding any other rules to the contrary set forth elsewhere in this Plan.

(1) A contribution will be made to the QSOP for each Participant who is an Eligible Employee on the last day of such Plan Year that, when added to the employer contribution and forfeitures otherwise allocated on behalf of such individual for such Plan Year under this Plan and any other defined contribution plan maintained by an Affiliate, is equal to:

(i) for each such Eligible Employee who is not a participant in a top-heavy defined benefit plan maintained by the Employer or an Affiliate, the lesser of (a) three percent (3%) of such Eligible Employee’s Compensation for such year or (b) the percentage at which contributions are made (or are required to be made) for such year to the key employee for whom such percentage is the highest; or

(ii) for each such Eligible Employee who also participates in a top-heavy defined benefit plan maintained by the Employer or an Affiliate, five percent (5%) of such Eligible Employee’s Compensation for such year;

provided, however, that no such contribution will be made under this Section for any Eligible Employee to the extent such Eligible Employee receives the top-heavy minimum contributions (as described in Code § 416(c)) under another defined contribution plan maintained by the Employer or an Affiliate for such Plan Year.

Effective for Plan Years beginning after January 1, 2002, SavingsPLUS Contributions made under the QSOP shall be taken into account for purposes of satisfying the minimum contribution requirements of Code § 416(c)(2) and the Plan. The preceding sentence shall apply with respect to SavingsPLUS Contributions made under the QSOP or, if the minimum contribution requirement is met in another defined contribution plan, such other plan. SavingsPLUS Contributions that are used to satisfy the minimum contribution requirements shall be treated as employer matching contributions for purposes of the actual contribution percentage test and the other requirements of Code § 401(m)

(2) For Plan Years beginning before January 1, 2000, if the sum of the present value of the accrued benefits of key employees (computed as described in Section 16.9(a)) exceeds ninety percent (90%) of the sum of the present value of the accrued benefits of all employees (computed as described in Section 16.9(a)) as of the determination date this Plan will be “super top-heavy” for the immediately following Plan Year. With respect to “limitation years” (within the meaning of Section 5.2) which begin prior to January 1, 2000, in computing the denominators of the defined benefit and defined contribution fractions described in Code § 415(e), (i) a factor of 1.0 will be used instead of 1.25 while the Plan is super top-heavy and (ii) if the Plan is top-heavy, but not super top-heavy and the Plan uses a factor of 1.25, the minimum contribution described in Section 16.9(b)(1)(ii) is increased to 7½% of Compensation. The Committee will take such other action as necessary to satisfy the requirements of Code § 4 15(e) and § 416(h) if the Committee determines that this Plan fails to meet the requirements set forth in Code § 416(h)(2)(B).

15. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on December 20, 2002, has caused this Amendment Number One to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ JOSEPH R. MODEROW	/s/ MICHAEL L. ESKEW
Joseph R. Moderow Secretary	Michael L. Eskew Chairman